Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Cornerstone Bancshares, Inc., a Tennessee corporation on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), Gregory B. Jones, Chief Executive Officer of Cornerstone and Chairman of Cornerstone’s Board of Directors, and Nathaniel F. Hughes, President and Treasurer of Cornerstone, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Cornerstone.

/s/ Gregory B. Jones
Gregory B. Jones
Chairman and Chief Executive Officer
August 7, 2008

/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and Treasurer
August 7, 2008

[A signed original of this written statement required by Section 906 has been provided to Cornerstone Bancshares Inc. and will be retained by Cornerstone Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]